                                                                   Exhibit j(2)
                               CONSENT OF COUNSEL

                             AIM Summit Fund, Inc.
                             ---------------------

                     We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in each of the AIM Summit Fund, Inc. Class I Shares Statement of Additional Information and the AIM Summit Fund, Inc. Class II Shares Statement of Additional Information which are included in Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (No. 2-76909) and Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (No. 811-3443) on Form N-1A of AIM Summit Fund, Inc.



                                         BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                         --------------------------------------
                                         Ballard Spahr Andrews & Ingersoll, LLP


February 22, 2000